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                                                                    EXHIBIT 4.6


                                FIRST AMENDMENT


                 FIRST AMENDMENT (the "First Amendment"), dated as of September 13, 1994, to the Letter of Credit Reimbursement Agreement dated as of October 8, 1992 (the "Reimbursement Agreement") among Broadway Receivables, Inc. (formerly CHH Receivables, Inc.) (the "Borrower"), Blue Hawk Funding Corporation (the "Lender"), the financial institutions party thereto (the "Letter of Credit Providers") and General Electric Capital Corporation (the "Letter of Credit"). Except as otherwise defined herein, terms used herein and defined in the Reimbursement Agreement shall be used herein as so defined.


                             W I T N E S S E T H :


                 WHEREAS, the Borrower, the Lender, the Letter of Credit Providers and the Letter of Credit Agent have entered into the Reimbursement Agreement and now desire to amend certain of the provisions thereof;


                 NOW, THEREFORE, it is agreed:

                 1. Section 1.01 of the Reimbursement Agreement is hereby amended by inserting the following language immediately following the words "the Credit Agreement" in the fifth line thereof: ", as such Credit Agreement may be amended from time to time, ".

                 2. Section 1.02 of the Reimbursement Agreement is hereby amended by deleting the dollar amount "$86,250,000" from the definition of "Letter of Credit Commitment" set forth therein and substituting in place therefor the dollar figure "$69,000,000."

                 3. Section 2.02(c) of the Reimbursement Agreement is hereby amended by deleting the first sentence thereof and substituting in place therefor the following:

         "As of any Business Day prior to the Commitment Termination Date, the amount available under the Letter of Credit (the "Letter of Credit Amount") shall equal the higher of (x) $17,250,000 and (y) 12% of the outstanding Principal amount of Advances."





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                 4.       Section 6.10 of the Reimbursement Agreement is hereby
amended by inserting the following language immediately following the words "Commercial Paper" in the fifth line thereof: "or Non-Affiliate Subordinated Notes".

                 5. This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Reimbursement Agreement.

                 6. This First Amendment shall become effective (the "Amendment Effective Date") on the date on which the Borrower, the Lender, the Letter of Credit Providers and the Letter of Credit Agent shall have each executed and delivered to the other a counterpart of this First Amendment.

                 7. From and after the Amendment Effective Date, all references to the Reimbursement Agreement in the Reimbursement Agreement and each of the other Facility Documents shall be deemed to be references to the Reimbursement Agreement as amended hereby.

                 8. This First Amendment may be executed on separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

                 9. This First Amendment and the rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of New York.





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                 IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.


                                     BROADWAY RECEIVABLES, INC.
                                     (formerly CHH Receivables, Inc.)



                                     By__________________________________
                                       Name:
                                       Title:


                                     BLUE HAWK FUNDING CORPORATION



                                     By__________________________________
                                       Name:
                                       Title:


                                     GENERAL ELECTRIC CAPITAL
                                       CORPORATION, as Letter of
                                       Credit Agent and Letter of
                                       Credit Provider



                                     By__________________________________
                                       Name:
                                       Title:


                                     GENERAL ELECTRIC CAPITAL
                                       CORPORATION, as Agent and
                                       Collateral Agent



                                     By__________________________________
                                       Name:
                                       Title:





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